CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF RESTATEMENT OF
                    ARTICLES OF INCORPORATION
                               OF
                        K N ENERGY, INC.


     The undersigned, K N Energy, Inc., a Kansas corporation (the "Corporation"), for the purpose of amending the Certificate of Restatement of Articles of Incorporation of the Corporation, in accordance with the Kansas General Corporation Code, does hereby make and execute this Certificate of Amendment of the Certificate of Restatement of Articles of Incorporation and does hereby certify that:

     1. The amendment of the Certificate of Restatement of Articles of Incorporation proposed by the directors and adopted by the stockholders of the Corporation is as follows:

     RESOLVED, that Article First of the Restated
          Articles of Incorporation of the Corporation be, and it hereby is, superseded and replaced in its entirety with the following:

                              FIRST

     The name of the Corporation shall be Kinder Morgan, Inc.


     2. Such amendment has been duly adopted in accordance with the provisions of Section 17-6602 of the Kansas Statutes Annotated.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation by its Chairman and Chief Executive
Officer and attested by its Assistant Secretary on the 7th day of October, 1999.

                              K N ENERGY, INC.


                              By: /s/  Stewart  A.  Bliss
                              ------------------------------------
                                 Stewart A. Bliss
                                 Chairman   and  Chief  Executive
                                 Officer

ATTEST:

     /s/ Michael S. Richards
------------------------------
Michael S. Richards, Assistant Secretary







STATE OF COLORADO   )
                    )ss
COUNTY OF JEFFERSON )

     BE IT REMEMBERED, that on this 7TH day of October, 1999, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Stewart A. Bliss and Michael S. Richards, who declared that they are the Chairman and Chief Executive Officer and Assistant Secretary, respectively, of the corporation named in the foregoing certificate, and acknowledged that they executed the foregoing certificate on behalf of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                   /s/ Marcia L. Keppy
                              -----------------------------------
                              Notary Public

My Commission Expires:

     4/21/99
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[SEAL]







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